Exhibit 5.1

King & Spalding LLP	1100 Louisiana Street, Suite 4000 Houston, Texas 77002-5213 Fax: 713/751-3290 www.kslaw.com

May 27, 2004

The Houston Exploration Company
1100 Louisiana, Suite 2000
Houston, Texas 77002-5215

Ladies and Gentlemen:

     We have acted as counsel to The Houston Exploration Company, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (File No. 333-113659) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering from time to time (i) by the Company of (a) shares of Common Stock of the Company, par value $0.01 per share (the “Common Stock”), (b) shares of preferred stock of the Company, par value $0.01 per share, (c) unsecured debt securities, in one or more series, consisting of either senior debt securities or subordinated debt securities, and (d) depositary shares representing fractional shares of the preferred stock, or any combination of the foregoing, and (ii) by a selling securityholder of shares of Common Stock. We also have participated in the preparation of (i) the Prospectus (the “Base Prospectus”) contained in the Registration Statement, (ii) the Prospectus Supplement (the “Prospectus Supplement”) filed with the Commission relating to the offering by the Company of an aggregate of up to 7,130,000 shares (the “Shares”) of Common Stock, including 930,000 shares subject to an over-allotment option, and (iii) an Underwriting Agreement (the “Underwriting Agreement”) entered into by and among the Company, and Lehman Brothers Inc. and Goldman, Sachs & Co., as representatives of the underwriters named therein.

     In rendering the opinions expressed below, we have examined (a) the Registration Statement, including the Base Prospectus and the Prospectus Supplement, (b) the Restated Certificate of Incorporation of the Company, as amended, (c) the Restated Bylaws of the Company, and (d) certain resolutions of the Board of Directors of the Company relating to the authorization and issuance of the Shares and certain related matters. We also have examined and relied upon the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other investigations as we have deemed relevant or necessary in connection with our opinions below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the

The Houston Exploration Company
May 27, 2004

authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies.

     For purposes of this opinion, we also have assumed that the Shares will be issued and sold in the manner described in the Prospectus Supplement.

     Based upon and subject to the foregoing and to the comments and qualifications set forth below, we are of the opinion that the Shares to be sold by the Company under the circumstances contemplated in the Prospectus Supplement are duly authorized and, when delivered upon payment therefor in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

     The foregoing opinions are limited to the federal laws of the U.S. and the General Corporation Law of the State of Delaware.

     This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This letter is rendered solely for the benefit of The Houston Exploration Company in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by an person or entity for any purpose without our prior written consent.

     We consent to your filing this opinion as an exhibit to a Current Report on Form 8-K and to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving such opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,
/s/ KING & SPALDING LLP

King & Spalding LLP